EX-99.B8.an.

September 6, 2012

Allianz Life Insurance Company of North America

Ladies and Gentlemen:

This letter sets forth the agreement (“Agreement”) between Allianz Life Insurance Company of North America (“you” or the “Company”) and the undersigned (“we” or “Price Associates”) concerning certain administration services to be provided by you, with respect to the T. Rowe Price Equity Series, Inc. (the “Fund”).

1.           The Fund.  The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940 (the “Act”) as an open-end diversified management investment company.  The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts.  With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.

2.           The Company.  The Company is a Minnesota insurance company.  The Company issues variable annuity and/or variable life insurance contracts (the “Contracts”) supported by the Allianz Life Variable Account A and Allianz Life Variable Account B (the “Separate Accounts”) which are registered with the SEC as a unit investment trust.  The Company has entered into a participation agreement (the “Participation Agreement”) with the Fund pursuant to which the Company purchases shares of the Fund for the Separate Account supporting the Company’s Contracts.

3.           Price Associates.  Price Associates serves as the Fund’s investment adviser.  Price Associates supervises and assists in the overall management of the Fund’s affairs under an Investment Management Agreement with the Fund, subject to the overall authority of the Fund’s Board of Directors in accordance with Maryland law.  Under the Investment Management Agreement, Price Associates is compensated by the Fund for providing investment advisory and certain administrative services (either directly or through its affiliates).

4.           Administrative Services.  You have agreed to assist us and/or our affiliates, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in the Fund by the Separate Accounts.  It is anticipated that such services may include (but shall not be limited to):  the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holders of the Contracts supported by the Separate Account; the transmission of purchase and redemption requests to the Fund’s transfer agent; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to the Fund Directors; the provision of advice or guidance concerning the operation of the series of the Fund as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Portfolios serving as funding vehicles for the Company’s Contracts; telephonic support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time. The Company agrees to work with Price Associates to deter or block excessive trading or market timing activity.  At the request of Price Associates, the Company shall provide written certification that it or its agent continues to perform the services listed in this Section 4.

5.           Payment for Administrative Services.  In consideration of the services to be provided by you, we shall pay you on a monthly basis (“Payments”), from our assets, including our bona fide profits as investment adviser to the Fund, an amount equal to 15 basis points (0.15%) per annum of the average aggregate net asset value of shares of the Funds held by the Separate Accounts under the Participation Agreement.  Further, this amount shall be increased to 25 basis points (0.25%) per annum of the average aggregate net asset value of shares of the Fund held by the Separate Accounts under the Participation Agreement, provided, however, that such increased Payments shall only be payable with respect to the Fund for each calendar month during which the aggregate dollar value of shares exceeds $250,000,000 at all times during that month. For purposes of computing the payment to the Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Funds held by the Separate Accounts over a monthly period shall be computed by totaling the Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during such month.  The payment contemplated by this Paragraph 5 shall be calculated by Price Associates at the end of each calendar month and will be paid to the Company within 30 calendar days thereafter.

6.           Nature of Payments.  The parties to this Agreement recognize and agree that Price Associates’ Payments to the Company under this Agreement represent compensation for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which Price Associates is required to provide to owners of the Contracts pursuant to the terms thereof.  You represent that you may legally receive the payments contemplated by this Agreement.

7.           Term.  This Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods unless either party notifies the other upon 60-days written notice of its intent not to continue this agreement.  This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company’s and the Separate Account’s investment in the Fund, or upon termination of the Participation Agreement.

8.           Amendment.  This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

9.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

If this Agreement is consistent with your understanding of the matters we discussed concerning your administration services, kindly sign below and return a signed copy to us.

Very truly yours,

T. ROWE PRICE ASSOCIATES, INC.

By:  /s/ Darrell N. Braman

Name:  Darrell N. Braman

Title:  V. P.

Acknowledged and Agreed to:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: /s/ Brian Muench

Name:  Brian Muench

Title:  Vice President, Investments

lgl1635\VIPFunds\Allianz-AFP-8 7 2012

PAYMENT INSTRUCTIONS

Please provide the following information (complete both sections below relating to Payment by ACH and Payment by Check):

Check to indicate your preference for type of payment:  By ACH ______      By Check ______

Payment by ACH:                                Bank Name:                         Wells Fargo Bank
Bank Address:                         San Francisco, CA
Bank ABA#:                         121000248
Account#:                         773353
Account Name:                                Allianz Life Insurance Company of NA

Please Note:  Payments less than $25 will be issued by check.

Payment by Check:                                ___________________________________________
___________________________________________
___________________________________________
Attn: _______________________________________

Please provide the name, phone number and e-mail address of a person we may contact relating to such Payments:
Name:                                Chris Hochsprung
Phone #:                      763-765-6746
E-mail:                      Christopher.hochsprung@allianzlife.com

[Complete the W-9 Form Attached]
The Tax ID Number provided will be used by T. Rowe Price for reporting payments

September 6, 2012

Allianz Life Insurance Company of North America

Ladies and Gentlemen:

This letter sets forth the agreement (“Agreement”) between Allianz Life Insurance Company of North America (“you” or the “Company”) and the undersigned (“we” or “Price Associates”) concerning certain administration services to be provided by you, with respect to the T. Rowe Price Equity Series, Inc. (the “Fund”).

1.           The Fund.  The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940 (the “Act”) as an open-end diversified management investment company.  The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts.  With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.

2.           The Company.  The Company is a Minnesota insurance company.  The Company issues variable annuity and/or variable life insurance contracts (the “Contracts”) supported by the Allianz Life Variable Account A and Allianz Life Variable Account B (the “Separate Accounts”) which are registered with the SEC as a unit investment trust.  The Company has entered into a participation agreement (the “Participation Agreement”) with the Fund pursuant to which the Company purchases shares of the Fund for the Separate Account supporting the Company’s Contracts.

3.           Price Associates.  Price Associates serves as the Fund’s investment adviser.  Price Associates supervises and assists in the overall management of the Fund’s affairs under an Investment Management Agreement with the Fund, subject to the overall authority of the Fund’s Board of Directors in accordance with Maryland law.  Under the Investment Management Agreement, Price Associates is compensated by the Fund for providing investment advisory and certain administrative services (either directly or through its affiliates).

4.           Administrative Services.  You have agreed to assist us and/or our affiliates, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in the Fund by the Separate Accounts.  It is anticipated that such services may include (but shall not be limited to):  the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holders of the Contracts supported by the Separate Account; the transmission of purchase and redemption requests to the Fund’s transfer agent; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to the Fund Directors; the provision of advice or guidance concerning the operation of the series of the Fund as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Portfolios serving as funding vehicles for the Company’s Contracts; telephonic support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time. The Company agrees to work with Price Associates to deter or block excessive trading or market timing activity.  At the request of Price Associates, the Company shall provide written certification that it or its agent continues to perform the services listed in this Section 4.

5.           Payment for Administrative Services.  In consideration of the services to be provided by you, we shall pay you on a monthly basis (“Payments”), from our assets, including our bona fide profits as investment adviser to the Fund, an amount equal to 15 basis points (0.15%) per annum of the average aggregate net asset value of shares of the Funds held by the Separate Accounts under the Participation Agreement.  Further, this amount shall be increased to 25 basis points (0.25%) per annum of the average aggregate net asset value of shares of the Fund held by the Separate Accounts under the Participation Agreement, provided, however, that such increased Payments shall only be payable with respect to the Fund for each calendar month during which the aggregate dollar value of shares exceeds $250,000,000 at all times during that month. For purposes of computing the payment to the Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Funds held by the Separate Accounts over a monthly period shall be computed by totaling the Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during such month.  The payment contemplated by this Paragraph 5 shall be calculated by Price Associates at the end of each calendar month and will be paid to the Company within 30 calendar days thereafter.

6.           Nature of Payments.  The parties to this Agreement recognize and agree that Price Associates’ Payments to the Company under this Agreement represent compensation for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which Price Associates is required to provide to owners of the Contracts pursuant to the terms thereof.  You represent that you may legally receive the payments contemplated by this Agreement.

7.           Term.  This Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods unless either party notifies the other upon 60-days written notice of its intent not to continue this agreement.  This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company’s and the Separate Account’s investment in the Fund, or upon termination of the Participation Agreement.

8.           Amendment.  This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

9.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

If this Agreement is consistent with your understanding of the matters we discussed concerning your administration services, kindly sign below and return a signed copy to us.

Very truly yours,

T. ROWE PRICE ASSOCIATES, INC.

By:  /s/ Darrell N. Braman

Name:  Darrell N. Braman

Title:  V. P.

Acknowledged and Agreed to:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: /s/ Brian Muench

Name:  Brian Muench

Title:  Vice President, Investments

lgl1635\VIPFunds\Allianz-AFP-8 7 2012

PAYMENT INSTRUCTIONS

Please provide the following information (complete both sections below relating to Payment by ACH and Payment by Check):

Check to indicate your preference for type of payment:  By ACH ______      By Check ______

Payment by ACH:                                Bank Name:                         Wells Fargo Bank
Bank Address:                         San Francisco, CA
Bank ABA#:                         121000248
Account#:                         06007
Account Name:                                Allianz Life Insurance Company of NA

Please Note:  Payments less than $25 will be issued by check.

Payment by Check:                                ___________________________________________
___________________________________________
___________________________________________
Attn: _______________________________________

Please provide the name, phone number and e-mail address of a person we may contact relating to such Payments:
Name:                                Chris Hochsprung
Phone #:                      763-765-6746
E-mail:                      Christopher.hochsprung@allianzlife.com

[Complete the W-9 Form Attached]
The Tax ID Number provided will be used by T. Rowe Price for reporting payments

September 6, 2012

Allianz Life Insurance Company of North America

Ladies and Gentlemen:

This letter sets forth the agreement (“Agreement”) between Allianz Life Insurance Company of North America (“you” or the “Company”) and the undersigned (“we” or “Price Associates”) concerning certain administration services to be provided by you, with respect to the T. Rowe Price Equity Series, Inc. (the “Fund”).

1.           The Fund.  The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940 (the “Act”) as an open-end diversified management investment company.  The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts.  With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.

2.           The Company.  The Company is a Minnesota insurance company.  The Company issues variable annuity and/or variable life insurance contracts (the “Contracts”) supported by the Allianz Life Variable Account A and Allianz Life Variable Account B (the “Separate Accounts”) which are registered with the SEC as a unit investment trust.  The Company has entered into a participation agreement (the “Participation Agreement”) with the Fund pursuant to which the Company purchases shares of the Fund for the Separate Account supporting the Company’s Contracts.

3.           Price Associates.  Price Associates serves as the Fund’s investment adviser.  Price Associates supervises and assists in the overall management of the Fund’s affairs under an Investment Management Agreement with the Fund, subject to the overall authority of the Fund’s Board of Directors in accordance with Maryland law.  Under the Investment Management Agreement, Price Associates is compensated by the Fund for providing investment advisory and certain administrative services (either directly or through its affiliates).

4.           Administrative Services.  You have agreed to assist us and/or our affiliates, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in the Fund by the Separate Accounts.  It is anticipated that such services may include (but shall not be limited to):  the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holders of the Contracts supported by the Separate Account; the transmission of purchase and redemption requests to the Fund’s transfer agent; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to the Fund Directors; the provision of advice or guidance concerning the operation of the series of the Fund as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Portfolios serving as funding vehicles for the Company’s Contracts; telephonic support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time. The Company agrees to work with Price Associates to deter or block excessive trading or market timing activity.  At the request of Price Associates, the Company shall provide written certification that it or its agent continues to perform the services listed in this Section 4.

5.           Payment for Administrative Services.  In consideration of the services to be provided by you, we shall pay you on a monthly basis (“Payments”), from our assets, including our bona fide profits as investment adviser to the Fund, an amount equal to 15 basis points (0.15%) per annum of the average aggregate net asset value of shares of the Funds held by the Separate Accounts under the Participation Agreement.  Further, this amount shall be increased to 25 basis points (0.25%) per annum of the average aggregate net asset value of shares of the Fund held by the Separate Accounts under the Participation Agreement, provided, however, that such increased Payments shall only be payable with respect to the Fund for each calendar month during which the aggregate dollar value of shares exceeds $250,000,000 at all times during that month. For purposes of computing the payment to the Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Funds held by the Separate Accounts over a monthly period shall be computed by totaling the Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during such month.  The payment contemplated by this Paragraph 5 shall be calculated by Price Associates at the end of each calendar month and will be paid to the Company within 30 calendar days thereafter.

6.           Nature of Payments.  The parties to this Agreement recognize and agree that Price Associates’ Payments to the Company under this Agreement represent compensation for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which Price Associates is required to provide to owners of the Contracts pursuant to the terms thereof.  You represent that you may legally receive the payments contemplated by this Agreement.

7.           Term.  This Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods unless either party notifies the other upon 60-days written notice of its intent not to continue this agreement.  This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company’s and the Separate Account’s investment in the Fund, or upon termination of the Participation Agreement.

8.           Amendment.  This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

9.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

If this Agreement is consistent with your understanding of the matters we discussed concerning your administration services, kindly sign below and return a signed copy to us.

Very truly yours,

T. ROWE PRICE ASSOCIATES, INC.

By:  /s/ Darrell N. Braman

Name:  Darrell N. Braman

Title:  V. P.

Acknowledged and Agreed to:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: /s/ Brian Muench

Name:  Brian Muench

Title:  Vice President, Investments

lgl1635\VIPFunds\Allianz-AFP-8 7 2012

PAYMENT INSTRUCTIONS

Please provide the following information (complete both sections below relating to Payment by ACH and Payment by Check):

Check to indicate your preference for type of payment:  By ACH ______      By Check ______

Payment by ACH:                                Bank Name:                         Wells Fargo Bank
Bank Address:                         San Francisco, CA
Bank ABA#:                         121000248
Account#:                         773353
Account Name:                                Allianz Life Insurance Company of NA

Please Note:  Payments less than $25 will be issued by check.

Payment by Check:                                ___________________________________________
___________________________________________
___________________________________________
Attn: _______________________________________

Please provide the name, phone number and e-mail address of a person we may contact relating to such Payments:
Name:                                Chris Hochsprung
Phone #:                      763-765-6746
E-mail:                      Christopher.hochsprung@allianzlife.com

[Complete the W-9 Form Attached]
The Tax ID Number provided will be used by T. Rowe Price for reporting payments

DISTRIBUTION SERVICES AGREEMENT

This Agreement is between Allianz Life Financial Services, LLC ("Company") and T. Rowe Price Investment Services, Inc., (the "Distributor"). Reference is made to Administrative Services Agreements dated September 6, 2012 by and between each of (i) Allianz Life Insurance Company of North America and (ii) Allianz Life Insurance Company of New York (together, “Allianz”), and T. Rowe Price Associates, Inc. ("Price Associates").  All terms herein, unless otherwise defined, shall have the same meaning as used in the Administrative Services Agreements.

Whereas, certain portfolios of the T. Rowe Price Equity Series, Inc. and the T. Rowe Price Fixed Income Series, Inc. (the “Funds”) are authorized to issue a class of shares (“VIT II Class" or “Class”) with respect to which the Funds have adopted a plan (“12b-1 Plan”) for purposes of paying for services under Rule 12b-1 of the Investment Company Act of 1940 with respect to VIT II Class shares;

Whereas, Allianz issues Contracts that are expected to be funded by investments in the VIT II Class shares; and

Whereas, the Company is interested in performing services for the Distributor with respect to VIT II Class shares in exchange for the receipt of fees pursuant to the 12b-1 Plan.

In consideration of the foregoing and the mutual covenants set forth below the Company and the Distributor agree as follows:

1.   Distributor.  The Distributor is a broker-dealer registered under the Financial Industry Regulatory Authority, Inc. and serves as the principal underwriter of the Funds.   The Distributor is affiliated with the Price Associates.

2.    Distribution Services.   The Company has agreed to assist Distributor, as they may mutually agree from time to time, with the provision of services to the Funds, as they may relate to the investment in the VIT II Class by the Separate Accounts. It is anticipated that such services shall include any activities primarily intended to result in the sale of shares of the VIT II Class, including (but not limited to): distribution of Fund reports, prospectuses, and SAIs for the Class to other than existing holders of Contracts; the preparation and distribution of sales literature and advertising material for the Class; continuing education and training of insurance agents and other representatives of the Company with respect to the Class and the Fund’s portfolios offering the Class and serving as funding vehicles for the Contracts;  providing Contract owners access to one or more of Company’s representatives who will provide service and attention with respect to the VIT II Class; providing information to Contract owners regarding the VIT II Class; providing maintenance to Contract owners’ accounts; providing shareholder support services with respect to the Contract owners’ accounts; and other services in respect of the Class as mutually agreed upon from time to time. At the request of Price Associates, the Company shall provide written certification that it or its agent continues to perform the services listed in this Section 2.

 3.    Payment for Services.  In consideration of the services to be provided by the Company and its agents, the Distributor, in accordance with the 12b-1 Plan, shall pay to the Company a fee with respect to the Class of each portfolio of the Funds equal to 25 basis points (0.25%) per annum of the average aggregate net asset value of the shares of each Class held by the Separate Accounts under the Participation Agreement. For purposes of computing the payment to the Company contemplated under this Paragraph 3, the average aggregate net asset value of shares of each Class held by the Separate Accounts over a monthly period shall be computed by totaling each Separate Account's aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during each month.  The Payments contemplated by this Paragraph 3 shall be calculated by the Funds at the end of each calendar month and will be paid to each Company within 30 business days thereafter.

4.    Term.   The term of this Agreement shall run concurrently with the term of the Administrative Services Agreements.

5.  Relationship to Other Agreements.   This Agreement is intended to supplement the Administrative Services Agreement and not intended to conflict with or supersede the provisions of the Administrative Services Agreement or the Participation Agreement (“Prior Agreements”).  All representations and warranties made by the parties in the Prior Agreements are incorporated into this Agreement and shall be deemed to have been made in connection with this Agreement.

T. ROWE PRICE INVESTMENT SERVICES, INC.

By: /s/ Darrell N. Braman
Name: Darrell N. Braman
Title: V. P.

ALLIANZ LIFE FINANCIAL SERVICES, LLC

By: /s/ Angela Forsman
Name: Angela Forsman
Title: Chief Financial Officer

Lgl1635\VIP Funds\Allianz-Allianz-12b-1-8 20 2012 (TRP Clean)